EXHIBIT 21.1

ALLIANCE BANCSHARES CALIFORNIA
LIST OF SUBSIDIARIES

Alliance Bancshares California
Capital Trust 1
Culver City, CA

Alliance Bank
Culver City, CA

Lexib Corporation
Culver City, CA